SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)


Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 IMAGEMAX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 IMAGEMAX, INC.

                              455 Pennsylvania Ave.
                                    Suite 128
                            Fort Washington, PA 19034


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of ImageMax, Inc. to be held on Wednesday, June 7, 2000 at 10:00 a.m, local time, at The Holiday Inn, 432 Pennsylvania Ave., Fort Washington, Pennsylvania.

     The proposals for the annual meeting relate to:

     1. The election of three (3) directors to our board of directors.

     Our Annual Report on Form 10-K for the year ended December 31, 1999 accompanies the proxy statement enclosed with this letter.

     We look forward to seeing you at the annual meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                             Sincerely,

                                             /s/ David C. Carney
                                             ----------------------------------
                                             David C. Carney
                                             Chairman of the Board of Directors

                                 IMAGEMAX, INC.

                              455 Pennsylvania Ave.
                                    Suite 128
                            Fort Washington, PA 19034
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 7, 2000
                            ------------------------

To the Shareholders of
ImageMax, Inc.:

     The annual meeting of shareholders of ImageMax, Inc. will be held at The Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania on Wednesday, June 7, 2000 at 10:00 a.m., local time, for the following purposes:

     1. To elect three Class III directors to serve until the 2003 annual meeting of shareholders;

     2. To transact any other business as may properly be brought before the annual meeting.

     Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

     The board of directors has fixed the close of business on May 10, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only shareholders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

     Your attention is directed to the accompanying proxy statement for information regarding each proposal to be made at the annual meeting. A copy of our Annual Report on Form 10-K for the year ended December 31, 1999 is enclosed with this proxy statement.

     All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to complete and sign the enclosed proxy, and return it promptly to us. At any time prior to their being voted, proxies are revocable by delivering written notice to us in accordance with the instructions set forth in the proxy statement or by voting at the annual meeting in person.

SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                 By order of the board of directors

                                 /s/ Andrew R. Bacas
                                 --------------------------------------------
                                 Andrew R. Bacas
                                 Secretary and Acting Chief Executive Officer

May 10, 2000
Fort Washington, Pennsylvania

                                 IMAGEMAX, INC.

                              455 Pennsylvania Ave.
                                    Suite 128
                            Fort Washington, PA 19034
                            ------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 7, 2000
                            ------------------------

                                 PROXY STATEMENT

     This proxy statement has been prepared and is being distributed in connection with the solicitation by the board of directors of ImageMax, Inc. of proxies in the enclosed form for use at the annual meeting of shareholders to be held on Wednesday, June 7, 2000, at 10:00 a.m., local time, at The Holiday Inn, 432 Pennsylvania Ave., Fort Washington, Pennsylvania, and any adjournment(s) or postponement(s) of the annual meeting.

                       VOTING AND REVOCABILITY OF PROXIES

     Shareholders of record as of the close of business on May 10, 2000, which is sometimes referred to in this proxy statement as the "record date," will be entitled to vote at the annual meeting and any adjournment of the annual meeting. As of the record date, 6,649,016 shares of our common stock were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect your right to attend the annual meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of ImageMax.

     Shares represented by properly executed proxies for which no instructions are received will be voted "for" all the nominees identified below under "Proposal No. 1 - Election of Class III Directors." The persons named as proxies are either officers or directors of ImageMax.

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the annual meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the annual meeting for purposes of establishing a quorum. The three nominees receiving the three highest numbers of votes cast at the annual meeting will be elected Class III directors. For all other proposals, the affirmative vote of the holders of a majority of shares of common stock voted, in person or by proxy, at the annual meeting is required. If any other matter should be presented at the annual meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted with respect to those matters in accordance with the judgment of the persons named as proxies.

     This proxy statement and the accompanying materials were first sent to you on or about May 10, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 10, 2000, certain information with regard to beneficial ownership, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, of outstanding shares of our common stock by (1) each person, entity or group known by us to beneficially own five percent (5%) or more of the outstanding shares of our common stock, (2) each director and director nominee individually, (3) our Chief Executive Officer and Chief Financial Officer for the fiscal year ended December 31, 1999, collectively referred to in this proxy statement as "named executive officers," and (4) all directors and executive officers as a group.

     The percentages of beneficial ownership shown below are based on 6,649,016 shares of Common Stock outstanding as of May 10, 2000, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the conversion of preferred stock or the exercise of stock options and warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

                                                     Total Number of Shares              Percentage of Class of
Name and Address of                                     of Common Stock                       Common Stock
 Beneficial Owner                                     Beneficially Owned(1)               Beneficially Owned(1)
-------------------                                  ----------------------              ----------------------
Bruce M. Gillis..................................           429,452 (2)                             6.4%
  331 Aubrey Road
  Wynnewood, PA  19096


Andrew R. Bacas..................................           243,526 (3)                             3.7%
  c/o ImageMax, Inc.
  455 Pennsylvania Ave., Suite 128
  Fort Washington, PA  19034


Rex Lamb.........................................           229,188 (4)                             3.4%
  c/o ImageMax, Inc.
  5001 Rentworth Court
  Lincoln, NE 68516

Mitchell J. Taube................................           217,237 (5)                             3.3%
  c/o ImageMax, Inc.
  5 Schuman Road
  Millwood, NY  10546

Blair Hayes.......................................           57,637 (6)                              *
  c/o ImageMax, Inc.
  8214 Emerson Way
  Littleton, CO  80122

David C. Carney..................................            39,666 (7)                              *
  c/o ImageMax, Inc.
  455 Pennsylvania Ave., Suite 128
  Fort Washington, PA  19034


                                                     Total Number of Shares              Percentage of Class of
Name and Address of                                     of Common Stock                       Common Stock
 Beneficial Owner                                     Beneficially Owned(1)               Beneficially Owned(1)
-------------------                                  ----------------------              ----------------------
Dr. Steven N. Kaplan.............................            23,825 (8)                              *
  c/o The University of Chicago
  Graduate School of Business
  1101 East 58th Street
  Chicago, IL 60637

Lewis E. Hatch, Jr...............................            13,667 (9)                              *
  16 West Lakes Drive
  St. Simon's Island, GA  31522


Mark P. Glassman.................................             9,000 (10)                             *
  c/o ImageMax, Inc.
  455 Pennsylvania Ave., Suite 128
  Fort Washington, PA  19034


All Executive Officers and
Directors as a Group (8 persons).................           833,746 (11)                           12.4%



* - Less than 1% of the outstanding Common Stock.

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security, which means the power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 100,000 shares issuable upon the exercise of stock options granted which are exercisable at $12.00 per share within 60 days of May 10, 2000 and expire on December 31, 2002. Mr. Gillis resigned from his employment with us as of September 18, 1998.

(3) Includes 10,000 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 20,000 and 15,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

(4) Includes 5,000 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 10,000 and 75,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

(5) Includes 3,333 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 6,667 and 75,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

(6) Excludes 100,000 shares issuable at $1.6875 upon the exercise of stock options granted which are not exercisable within 60 days of May 10, 2000.

(7) Includes 3,333 and 19,333 shares, respectively, issuable upon the exercise of stock options granted which are exercisable at $2.375 and $1.75 per share within 60 days of May 10, 2000. Excludes 6,667, 38,667 and 75,000 shares, respectively, issuable at $2.375, $1.75 and $1.6875 per share upon the exercise of stock options granted October 1, 1998, June 29, 1999 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

 (8) Includes 3,333 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 6,667 and 15,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

 (9) Includes 6,667 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 13,333 and 15,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

(10) Includes 4,000 shares issuable upon the exercise of stock options granted which are exercisable at $2.375 per share within 60 days of May 10, 2000. Excludes 8,000 and 75,000 shares, respectively, issuable at $2.375 and $1.6875 per share upon the exercise of stock options granted October 1, 1998 and February 15, 2000, which are not exercisable within 60 days of May 10, 2000.

(11) Includes 54,999 and excludes 555,001 shares which are issuable upon the exercise of stock options granted which are exercisable and not exercisable, respectively, within 60 days of May 10, 2000.

                PROPOSAL NO. 1 -- ELECTION OF CLASS III DIRECTORS

     The board of directors is divided into three classes of directors with each director serving a three-year term. Each year, only one class of directors is subject to a shareholder vote. Three Class III directors will be elected at the annual meeting, each to a three-year term. Class I members presently are: David
C. Carney, Robert E. Drury and Mitchell J. Taube; Class II members are Andrew R. Bacas, J.B. Doherty, Lewis E. Hatch, Jr. and H. Craig Lewis; and Class III members are Rex Lamb, Steven N. Kaplan and Blair Hayes. Members of Class I and Class II of the board of directors are not standing for election and their terms expire in 2001 and 2002, respectively.

     Rex Lamb, Steven N. Kaplan and Blair Hayes are the nominees for election to the board of directors at the annual meeting, each to serve until the annual meeting of shareholders in 2003 and until his successor shall have been elected and qualified. In February and March 2000, the board of directors voted to increase the number of seats on the board of directors from seven (7) to ten
(10). The expansion of the board is related to our new strategic direction and the closing of the subordinated debt transaction on February 15, 2000. One of the new board members, Mr. Doherty, is a principal for TDH III, L.P. ("TDH"). TDH and another new board member, Mr. Drury, are investors in the subordinated debt financing. Mr. Hayes, who was appointed to the position of President and Chief Operating Officer effective April 1, 2000, and Mr. Lewis are also new members of the board. Mr. Hayes replaces Lennox K. Black, who is not standing for election, as a Class III Director. In light of Mr. Black not standing for election, Mr. Lewis was appointed to the board in April 2000 as a Class II Director.

     The affirmative vote of a plurality of shares of the common stock present or represented at the annual meeting and entitled to vote is required for the election of the Class III nominees. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy will have discretionary authority to vote pursuant to the proxy for a substitute.

     The following table sets forth the name, age and principal occupation of each director, including the nominees.


NAME                               AGE            SINCE                POSITION(S)
----                               ---            -----                -----------
David C. Carney                    62             1997                 Chairman of the Board of Directors

Andrew R. Bacas                    41             1996                 Acting Chief Executive Officer, Secretary
                                                                       and Vice Chairman of the Board of Directors

J.B. Doherty                       56             2000                 Director

Robert E. Drury                    53             2000                 Director

Lewis E. Hatch, Jr.                73             1997                 Director

Blair Hayes                        37             2000                 President and Chief Operating Officer and
                                                                       Director

Steven N. Kaplan                   40             1997                 Director

Rex Lamb                           41             1997                 Executive Vice-President - Chief Technology
                                                                       Officer and Director

H. Craig Lewis                     55             2000                 Director

Mitchell J. Taube                  43             1998                 Executive Vice-President - Marketing & Sales
                                                                       Development and Director

     DAVID C. CARNEY became a director of ImageMax in December 1997 and has served as Chairman of the board of directors since May 1999. In March 2000, we announced that Mr. Carney will be succeeding Mr. Bacas as Acting Chief Executive Officer upon the completion of our senior debt refinancing plan. Mr. Carney was the Executive Vice President of Jefferson Health System, a health care organization, from 1996 to April 1999. From 1991 to 1995, Mr. Carney served as the Chief Financial Officer of CoreStates Financial Corporation. From 1980 to 1991, he served as the Philadelphia area managing partner of Ernst & Young LLP. Mr. Carney currently serves as a director of Radian Guaranty, Inc. (NYSE) and AAA Mid-Atlantic & Keystone Insurance Companies. Mr. Carney has an undergraduate degree from Temple University and is a graduate of the Advanced Management Program at the Harvard Business School.

     ANDREW R. BACAS has served as our Acting Chief Executive Officer and Vice Chairman since September 1998. He is also one our founders and has served as a director since our inception. In March 2000, we announced that Mr. Bacas will be stepping down as Acting Chief Executive Officer upon the completion of our senior debt refinancing plan. Mr. Bacas joined GBL Capital Corporation (a firm engaged to manage the daily business operations of ImageMax prior to December
1997) in May 1997 and served as our Senior Vice President - Corporate Development from December 1997 to September 1998, when he became our Acting Chief Executive Officer. From 1992 to May 1997, Mr. Bacas was an associate and later a Vice President - Corporate Finance of Simmons & Company International, an investment bank to the international oil service and equipment industry. From 1991 to 1992, Mr. Bacas was a financial analyst for the Upstream Business Unit at Exxon Company, USA. From 1984 to 1991, Mr. Bacas was a Naval Flight Officer in the United States Navy. Mr. Bacas has an undergraduate degree in Engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     J.B. DOHERTY became a director of ImageMax in March 2000. Mr. Doherty has been a Chairman and President of Private Equity Management Company and Managing General Partner of TDH since 1992. Mr. Doherty joined K.S. Sweet Associates, a predecessor to TDH, in 1973. Prior to his role at TDH, Mr. Doherty worked in corporate finance and private placements with Blyth Eastman Dillon. From 1970 to 1972, Mr. Doherty worked at AT&T and Raychem Corporation. Mr. Doherty holds a bachelor's of science degree in engineering from the United States Naval Academy, an MBA from Stanford, and is a former officer in the United States Marine Corps.

     ROBERT E. DRURY became a director of ImageMax in March 2000. Mr. Drury has been the Chief Financial Officer of ChemConnect, Inc., a private company providing Internet based e-business solutions and Internet exchange services to the worldwide chemical industry since 1998. Prior to his role at ChemConnect, Mr. Drury was the Senior Vice President and Corporate Treasurer at Sodhexo Marriott Services. From 1984 to 1994, Mr. Drury was Senior Vice President and Chief Financial Officer of the Leisure/International Sector at Aramark Corporation. Mr. Drury holds a bachelor's of science degree in industrial engineering from Lafayette College and a master's degree in finance and international business from New York University.

     BLAIR HAYES served as our Executive Vice-President - Operations from May 1999 until his promotion to President and Chief Operating Officer in March 2000 (effective April 1, 2000), at which time he was also appointed to serve on the board of directors. From 1998 to May 1999, Mr. Hayes served us as General Manager and Business Unit Support Manager/Group Leader. Mr. Hayes served as Vice President of Advanced Image Management, Inc. from 1988 until its acquisition by us in 1998. From 1985 to 1988, Mr. Hayes was President of Image Capture Limited, which was merged to form Advanced Image Management, Inc. in 1988. Prior to 1985, Mr. Hayes was Operations Manager of Mi-Kal County Matic, Inc., a family-owned micrographic service bureau. Mr. Hayes has spent his entire career in the document management services industry.

     LEWIS E. HATCH, JR. became a director of ImageMax in December 1997 and served as Chairman of the Board of Directors from September 1998 to May 1999. Mr. Hatch is the retired former Chairman and Chief Operating Officer of Rusch International, an international medical device manufacturer. Mr. Hatch is a director of Park-Ohio Industries, Inc. Mr. Hatch has an undergraduate degree from Ursinus College.

     STEVEN N. KAPLAN became a director of ImageMax in December 1997. Dr. Kaplan is the Neubauer Professor of Entrepreneurship and Finance at the University of Chicago Graduate School of Business. Dr. Kaplan joined the faculty of the University of Chicago originally in 1988 as an Assistant Professor. Previously, Dr. Kaplan was an associate at Booz Allen Hamilton, Inc. and an analyst with Kidder Peabody and Company. Dr. Kaplan holds an A.B. degree in Applied Mathematics, and an A.M. and Ph.D. in Business Economics from Harvard University.

     REX LAMB has managed our Lincoln, Nebraska business unit and has served as a director of ImageMax since December 1997. In March 2000, Mr. Lamb was appointed to the position of Executive Vice-President - Chief Technology Officer (effective April 1, 2000), whereby he will lead efforts around software development, Internet-based services, and telecommunications. Mr. Lamb founded DocuTech, Inc., a document management services company, in 1991 and served as its President from inception until its acquisition by us in December 1997. Mr. Lamb co-founded DocuTech Data Systems, Inc., a provider of open-architecture document-scanning software products, in 1994 and served as its President since inception until its acquisition by us in December 1997. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska.

     H. CRAIG LEWIS became a director of ImageMax in April 2000. Mr. Lewis has been the Vice President - Corporate Affairs at Norfolk Southern Corporation since 1997. Prior to joining Norfolk Southern, Mr. Lewis was a partner with the law firm of Dechert Price & Rhodes. From 1971 to 1994, Mr. Lewis served in the State Senate of Pennsylvania where he chaired the Judiciary and Ethics Committees and was Minority Chairman of the Appropriations Committee. Mr. Lewis holds an undergraduate degree from Millersville University and J.D. from Temple University School of Law.

     MITCHELL J. TAUBE has managed our Millwood, New York business unit since December 1997 and has served as a director of ImageMax since June 1998. In March 2000, Mr. Taube was appointed to the position of Executive Vice-President - Marketing & Sales Development (effective April 1, 2000), whereby he will lead efforts around development of Web and Intranet initiatives, collateral and sales aids, telemarketing and direct mail, national sales compensation, and training and sales development. Mr. Taube is a director of Briarcliff Manor Education Foundation and currently serves on the Service Company Executive Committee of the Association for Information and Image Management International. Mr. Taube has an undergraduate degree and an MBA from Hofstra University.

     During 1999, our board of directors met nine (9) times. There was no incumbent who, during the last full fiscal year, attended in person or by phone fewer than 75% of the meetings of the board of directors.

Committees of the Board

     The board of directors established its compensation committee and audit committee in 1998.

     The compensation committee of the board of directors, subject to the approval of the board of directors, determines the compensation of our executive officers and oversees the administration of executive compensation programs. The compensation committee is composed of Dr. Kaplan, Chairman, Mr. Bacas (effective June 30, 2000) and Mr. Doherty.

     The audit committee recommends outside accountants, reviews the results and scope of the annual audit, the services provided by our independent auditors and the recommendations of the auditors with respect to our accounting systems and controls. The audit committee is presently composed of Mr. Hatch , Chairman, Mr. Carney and Mr. Drury. Representatives of our independent auditing firm, Arthur Andersen LLP, met with Mr. Carney and Mr. Hatch on March 7, 2000 and reviewed their examination of our financial statements for the year ended December 31, 1999.

Compensation of Directors

     Directors are reimbursed for travel expenses incurred for each board and committee meeting attended in person. Beginning in January 2000, outside directors are to be compensated at a rate of $1,000 per meeting attended in person and $500 per telephonic meeting. Committee members are to be compensated at a rate of $500 per committee meeting attended. Under our 1997 Incentive Plan, we granted to Mr. Carney, as a nonemployee director, in 1999 nonqualified and incentive stock options for 10,000 and 48,000 shares of common stock, respectively, at an exercise price of $1.75 per share. These options vest in equal annual installments over three years, but become fully exercisable in the event of a change of control, as defined in the plan.

     In April 1999, 10,000 options at an exercise price of $2.375 were cancelled as a result of Mr. Gillis' resignation from the board of directors. Also in 1999, 20,000 options granted to Mr. Kaplan in 1997, at an exercise price of $12.00 per share, were canceled.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTORS
                           NOMINEES IN PROPOSAL NO. 1

                               EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. Our current executive officers are as follows:


NAME                                  AGE         POSITION(S) HELD WITH IMAGEMAX
----                                  ---         ------------------------------
Andrew R. Bacas                       41          Acting Chief Executive Officer, Secretary and Vice Chairman of the
                                                  Board of Directors

Blair Hayes                           37          President and Chief Operating Officer and Director

Mark P. Glassman                      36          Executive Vice-President - Chief Financial Officer and Treasurer

Rex Lamb                              41          Executive Vice-President - Chief Technology Officer and Director

Mitchell J. Taube                     43          Executive Vice-President - Marketing & Sales Development and Director



     ANDREW R. BACAS has served as our Acting Chief Executive Officer and Vice Chairman since September 1998. He is also one our founders and has served as a director since our inception. In March 2000, we announced that Mr. Bacas will be stepping down as Acting Chief Executive Officer upon the completion of our senior debt refinancing plan. Mr. Bacas joined GBL Capital Corporation (a firm engaged to manage the daily business operations of ImageMax prior to December
1997) in May 1997 and served as our Senior Vice President - Corporate Development from December 1997 to September 1998, when he became our Acting Chief Executive Officer. From 1992 to May 1997, Mr. Bacas was an associate and later a Vice President - Corporate Finance of Simmons & Company International, an investment bank to the international oil service and equipment industry. From 1991 to 1992, Mr. Bacas was a financial analyst for the Upstream Business Unit at Exxon Company, USA. From 1984 to 1991, Mr. Bacas was a Naval Flight Officer in the United States Navy. Mr. Bacas has an undergraduate degree in Engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     BLAIR HAYES served as our Executive Vice-President - Operations from May 1999 until his promotion to President and Chief Operating Officer in March 2000 (effective April 1, 2000), at which time he was also appointed to serve on the board of directors. From 1998 to May 1999, Mr. Hayes served us as General Manager and Business Unit Support Manager/Group Leader. Mr. Hayes served as Vice President of Advanced Image Management, Inc. from 1988 until its acquisition by us in 1998. From 1985 to 1988, Mr. Hayes was President of Image Capture Limited, which was merged to form Advanced Image Management, Inc. in 1988. Prior to 1985, Mr. Hayes was Operations Manager of Mi-Kal County Matic, Inc., a family-owned micrographic service bureau. Mr. Hayes has spent his entire career in the document management services industry.

     MARK P. GLASSMAN has served as our Chief Financial Officer since May 1999. Mr. Glassman joined ImageMax in February 1998 as Corporate Controller and was promoted to Chief Accounting Officer in October 1998. From 1993 to February 1998, Mr. Glassman was employed at Right Management Consultants, Inc., a publicly-held international consulting firm, where he held various financial and operational positions, including Corporate Accounting Director and Corporate Director of Planning and Development. From 1987 to 1993, Mr. Glassman was an auditor with Touche Ross & Co. and Deloitte & Touche. Mr. Glassman has an undergraduate degree in Accounting from Temple University and is a certified public accountant.

     REX LAMB has managed our Lincoln, Nebraska business unit and has served as a director of ImageMax since December 1997. In March 2000, Mr. Lamb was appointed to the position of Executive Vice-President - Chief Technology Officer (effective April 1, 2000), whereby he will lead efforts around software development, Internet-based services, and telecommunications. Mr. Lamb founded DocuTech, Inc., a document management services company, in 1991 and served as its President from inception until its acquisition by us in December 1997. Mr. Lamb co-founded DocuTech Data Systems, Inc., a provider of open-architecture document-scanning software products, in 1994 and served as its President since inception until its acquisition by us in December 1997. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska.

     MITCHELL J. TAUBE has managed our Millwood, New York business unit since December 1997 and has served as a director of ImageMax since June 1998. In March 2000, Mr. Taube was appointed to the position of Executive Vice-President - Marketing & Sales Development (effective April 1, 2000), whereby he will lead efforts around development of Web and Intranet initiatives, collateral and sales aids, telemarketing and direct mail, national sales compensation, and training and sales development. Mr. Taube is a director of Briarcliff Manor Education Foundation and currently serves on the Service Company Executive Committee of the Association for Information and Image Management International. Mr. Taube has an undergraduate degree and an MBA from Hofstra University.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the named executive officers for the last three fiscal years.

                                               Annual Compensation                  Long Term Compensation
                                               -------------------                  ----------------------
                                                                                          Awards            Payouts
                                                                                          ------            -------
                                                                   Other
                                                                   Annual        Restricted    Securities     LTIP      All other
Name and                                                           Compen-        Stock        Underlying    Payouts     Compen-
Principal Position         Year           Salary        Bonus      sation         Awards       Options (#)       ($)      sation
------------------         ----         -----------    -------    ---------      ----------    -----------   -------    ---------
Andrew R. Bacas(1)         1999         $124,231(2)         --    $1,490(3)         --             --            --           --
  Acting Chief             1998          119,077            --       788            --           30,000          --           --
  Executive Officer        1997(4)        54,167            --        --            --             --            --           --

Mark P. Glassman(5)        1999         $101,731       $15,000        --            --             --            --           --
  Chief Financial          1998           66,539            --        --            --           12,000          --           --
  Officer                  1997               --            --        --            --             --            --           --



(1) As of September 19, 1998, Mr. Bacas was appointed the position of Acting Chief Executive Officer. Previous to that date, Mr. Bacas held the position of Senior Vice President-Corporate Development.

(2) Upon assuming the position of Acting Chief Executive Officer, Mr. Bacas voluntarily reduced his annual salary under his employment agreement with us to $100,000 per year. Mr. Bacas's salary was reinstated to its contractual rate as of April 1, 1999.

(3) Represents contributions to our 401(k) plan made by us on behalf of such person.

(4)  For the period August 18, 1997 to December 31, 1997.

(5) As of May 1, 1999, Mr. Glassman was appointed the position of Chief Financial Officer.

Stock Option Grants

     Under our 1997 Incentive Plan, no stock options were granted in 1999 to the named executive officers.

     In 1999, a total of 12,000 options granted to the named executive officers in 1998 at an exercise price of $12.00, were cancelled.

                 Aggregated Option Exercises in Last Fiscal Year
                       And Fiscal Year-End Option Values

     The table below shows option exercises by the named executive officers in 1999 and year-end amounts of shares of common stock underlying outstanding options.

                                                                              Number of Securities       Value of
                                                                                   Underlying          Unexercised
                                                                               Unexercised Options     In-the-Money
                                                                                       at               Options at
                                                                                   FY-End (#)           FY-End ($)
                                  Shares Acquired on            Value             Exercisable/         Exercisable/
Name                                 Exercise (#)           Realized ($)         Unexercisable        Unexercisable
---------------                   ------------------        ------------      --------------------    -------------
Andrew R. Bacas                           --                      --               10,000/30,000           $  --

Mark P. Glassman                          --                      --               4,000/12,000               --



     Options granted to Mr. Bacas and Mr. Glassman on October 1, 1998 were at an exercise price of $2.375, the closing price on that date. One-third of the options granted to Mr. Bacas and Mr. Glassman became exercisable in October 1999. Based on a closing price of $1.4375 on the OTC Bulletin Board on December 31, 1999, there is no value ascribed to the exercisable or unexercisable options at that date.

Employment Agreements

     We entered into employment agreements with Mr. Bacas and Mr. Glassman in August 1997 and May 1999, respectively. The employment agreement for Mr. Bacas expires December 31, 2000. Upon his appointment to Executive Vice President in April 2000, Mr. Glassman entered into a new employment agreement that expires December 31, 2002.

     Mr. Bacas serves as Acting Chief Executive Officer and previously served as Senior Vice President - Corporate Development, each position at a base annual salary of $130,000. Under his new agreement, Mr. Glassman serves as Executive Vice President - Chief Financial Officer at a base annual salary of $150,000. In 1999, Mr. Glassman served as Chief Financial Officer (at an annual base salary of $105,000) and Chief Accounting Officer. At the discretion of the board of directors, the base annual salary of each officer is subject to increases periodically, and each such officer may receive an annual incentive bonus. Each of the employment agreements provides for customary benefits including life, health and disability insurance, and 401(k) plan participation. Each of the employment agreements further provides that if the employee is terminated without cause, he is entitled to severance pay of between six months' and one year's base salary and benefits. In the event the employee is terminated in connection with a change of control, as defined therein, Mr. Bacas is entitled to receive 18 months' base salary and benefits and Mr. Glassman is entitled to receive 12 months' base salary and benefits.

     In March 2000, we announced that Mr. Bacas will be stepping down from the position of Acting Chief Executive Officer only upon the successful completion of our senior debt refinancing plan, which we expect to occur by June 30, 2000. Mr. Carney will be replacing Mr. Bacas as Acting Chief Executive Officer at that time.

     In connection with the employment agreements, should a change in control, as defined, occur within certain specified periods, these agreements provide, among other things, that we make aggregate payments to the former and current executive officers of up to $1,110,000. The periods specified expire at various dates through December 31, 2000. Should a change of control occur after December 31, 2000, we are not obligated to make any payments under these agreements.

                          COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors, subject to the approval of the board of directors, determines the compensation of our executive officers and oversees the administration of executive compensation programs. The compensation committee is composed of Dr. Kaplan, Chairman, Mr. Bacas (effective June 30, 2000), and Mr. Doherty, each of whom is, or will be, an independent, nonemployee director.

Executive Compensation Policies and Programs

     Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of our common stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this "pay for performance" system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation, primarily in the form of stock and/or stock options. Each component is evaluated in the context of competitive conditions. In determining competitive compensation levels, we consider information from several sources, including compensation for comparably sized companies and companies in a similar stage of development. Since our market for executive talent extends beyond the document management industry, the compensation committee considers data for companies in other industries.

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other similarly situated companies for equivalent positions. The executive's actual salary, relative to this competitive framework, varies based on individual performance and the executive's skills, experience and background.

     Annual incentive bonus. In 1999, $15,000 was paid to Mr. Glassman for an incentive bonus. For 2000, award levels, like the base salary levels, are set with reference to competitive conditions and are intended to motivate our executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amounts paid will be determined by a combination of individual and company measurements, with a primary emphasis on EBITDA ("Earnings Before Interest, Depreciation and Amortization") and productivity increases. The types and relative importance of specific financial and other business objectives varied among our executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term equity-based incentive compensation. The long-term equity-based compensation program is tied directly to shareholder return. The executive is rewarded if the shareholders receive the benefit of appreciation in the price of the common stock. To date under the program, long-term incentive compensation consists of stock option grants, which vest over a three-year period. It is anticipated that we will periodically grant new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards.

     The principal purpose of the long-term incentive compensation program is to encourage our executives to enhance the value of our company, and hence, the price of the common stock and the shareholders' return. This component of the compensation system, through extended vesting, also is designed to create an incentive for the individual to remain with us.

     Policy with respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m). Section 162(m) and the regulations thereunder place a limit of $1,000,000 on the amount of compensation that may be deducted by us in any year with respect to some of our most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. We intend, to the extent practicable, to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under our 1997 Incentive Plan is generally deductible, although certain compensation paid to some executives may not be deductible.

Annual Reviews

     Each year, the compensation committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the programs. The compensation committee determines what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the compensation committee considers information provided by our Chief Executive Officer and Chief Financial Officer and may use surveys and reports prepared by independent compensation consultants. The compensation committee also periodically reviews the levels of ownership in shares and share-equivalents of the common stock for executive officers to assure that they maintain ownership positions that properly motivate performance.

     The compensation committee annually reviews, with our Chief Executive Officer, the individual performance of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. Subject to the authorization of the board of directors, the compensation committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each executive officer. The compensation committee also reviews with the Chief Executive Officer, the financial and other objectives for the senior executives and other officers for the upcoming year.

Chief Executive Officer

     Mr. Bacas serves as Acting Chief Executive Officer and has served in such capacity since September 1998. We and Mr. Bacas entered into an employment agreement in August 1997, expiring on December 31, 2000, pursuant to which Mr. Bacas would receive a base salary of $130,000, subject to increases periodically at the discretion of the board of directors, and the grant of options, among other things, in his capacity as Senior Vice President - Corporate Development. Upon assuming the Acting Chief Executive Officer position, the terms of the employment agreement were not modified. In October 1998, the board of directors granted Mr. Bacas 30,000 stock options. The grant was made to provide a stock-based incentive to Mr. Bacas for future performance. No incentive compensation was awarded to Mr. Bacas.

     In March 2000, we announced that Mr. Bacas will be stepping down from the position of Acting Chief Executive Officer only upon the successful completion of our senior debt refinancing plan, which we expect to occur by June 30, 2000. Mr. Carney will be replacing Mr. Bacas as Acting Chief Executive Officer at that time.

Members of the compensation committee:

Steven N. Kaplan, Chairman
J.B. Doherty

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return, assuming dividend reinvestment, of the common stock of the companies comprising the S&P 500 Index and the common stock issued by companies in a peer group we selected for the period from December 4, 1997 to December 31, 1999. The peer group consists of FYI, Inc., IKON Office Solutions, Inc., Lason, Inc. and Vestcom International, Inc. The companies included in the peer group were selected primarily because they were publicly-held companies with substantial operations in the document management services industry.

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN *

                       AMONG IMAGEMAX, INC., A PEER GROUP,

                             AND THE S & P 500 INDEX

                                    [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                                                   Cumulative Total Return
                                                                   -----------------------
                                   12/4/97    12/97    3/98     6/98     9/98     12/98   3/99     6/99     9/99     12/99
                                   -------    -----    ----     ----     ----     -----   ----     ----     ----     -----
ImageMax, Inc...................    $100       $ 84    $ 50     $ 47     $ 20     $ 17    $ 10     $ 15     $ 19     $ 12
Peer Group......................    $100       $ 91    $110     $ 60     $ 39     $ 46    $ 56     $ 59     $ 48     $ 28
S&P 500.........................    $100       $100    $114     $117     $106     $128    $135     $144     $135     $155


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Arrangement

     In September 1998, we entered into a consulting arrangement with Mr. Hatch whereby Mr. Hatch provides consulting services to us for a fee of $6,000 per month. This arrangement provided that Mr. Hatch assist us in a variety of financial and operating matters, including our negotiations with our bank and various operating procedures. In 1999, we paid $24,000 to Mr. Hatch under this arrangement.

     In June 1999, we entered into a consulting agreement with Mr. Carney, effective through his tenure as Chairman of the board of directors, whereby Mr. Carney provides consulting services to us for a fee of $3,000 per month. We also granted Mr. Carney 48,000 options at an exercise price of $1.75 per share, vesting over three years, to purchase our Common Stock. This arrangement provides that Mr. Carney assist us in a variety of financial and operating matters, including our negotiations with our bank and various operating procedures. In March 2000 we announced that Mr. Carney will be replacing Mr. Bacas as Acting Chief Executive Officer upon the completion of our senior debt refinancing plan. At that time, Mr. Carney will come under an employment agreement and his consulting agreement will terminate.

Future Transactions

     We have adopted a policy that it will not enter into any material transaction in which a director or officer has a direct or indirect financial interest, unless the transaction is determined by our board of directors to be fair as to us or is approved by a majority of our disinterested directors or by our shareholders, as provided for under Pennsylvania law.

                           APPOINTMENT OF ACCOUNTANTS

     During our 1999 fiscal year, Arthur Andersen LLP served as our independent auditors and in that capacity rendered a report on our consolidated financial statements as of and for the fiscal year ended December 31, 1999. ImageMax annually reviews the selection of its independent auditors. No selection has yet been made for the current fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission. Executive officers and directors are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that, during the preceding year, Lennox K. Black was late in filing one Section 16 report (Form 4) relating to one transaction completed in March 1998.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     We intend to mail next year's proxy statement to our shareholders on or about April 30, 2001. Any shareholder proposal intended to be presented at our 2001 annual meeting of shareholders under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our office in Fort Washington, Pennsylvania on or before January 31, 2001 in order to be considered for inclusion in our proxy statement and form of proxy relating to that annual meeting.

     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4(c)(1), as promulgated under the Securities Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs the use of our discretionary proxy voting authority regarding a shareholder proposal which the shareholder has not sought to include in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year's proxy statement, or any date specified in an advance notice provision, then the proxies will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

     With respect to our 2001 annual meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement under Rule 14a-8 by March 15, 2001, the proxies will be allowed to use their discretionary authority as outlined above.

                                  OTHER MATTERS

     The board of directors does not intend to bring any matters before the annual meeting, other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the annual meeting. If any other matters come before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     The cost of preparing, assembling, mailing and soliciting the proxies will be borne by us. In addition to the use of the mails, proxies may be solicited by our regular employees, either personally or by telephone. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

     We will furnish without charge to any shareholder, upon written or oral request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to Mark P. Glassman - Chief Financial Officer of ImageMax, Inc., 455 Pennsylvania Ave., Suite 128, Fort Washington, PA 19428, telephone number (215) 628-3600.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the annual meeting in accordance with the directions given. In voting by proxy in regard to the election of Class III directors to serve until the 2003 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. If no specific instructions are given with respect to the matter to be acted upon, and the proxy is returned properly executed, then the shares represented by the proxy will be voted "for" the election of all Class III nominees.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                  IMAGEMAX, INC.

                                  /s/ Andrew R. Bacas
                                  --------------------------------------------
                                  Andrew R. Bacas
                                  Secretary and Acting Chief Executive Officer

                                 IMAGEMAX, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby appoints Andrew R. Bacas and Mark P. Glassman, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at our annual meeting to be held at 10:00 A.M., Eastern Daylight time, June 7, 2000 at The Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, and at any adjournment or postponement thereof.

(1)      ELECTION OF DIRECTORS

         / / FOR all nominees listed below.

         / / WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:    For a three-year term expiring at the 2003 annual meeting of shareholders:

             Blair Hayes, Rex Lamb, and Steven N. Kaplan

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------


  (Please date and sign your proxy on the reverse side and return it promptly)

     This proxy is solicited on behalf of the board of directors. Unless otherwise specified, the shares will be voted "for" the election of all nominees for director listed on the reverse side hereof. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

     The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement.

                                Date: ______________________ , 2000


                                -----------------------------------
                                Signature of Shareholder


                                -----------------------------------
                                Signature of Shareholder


                                NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.